Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated March 23, 2015 with respect to the Common Stock, $0.01 par value per share, of Insperity, Inc., and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  March 23, 2015

STADIUM CAPITAL QUALIFIED PARTNERS, L.P.

By:	Stadium Capital Management GP, L.P. General Partner

By:	Stadium Capital Management, LLC General Partner

By:	/s/ Alexander M. Seaver
	Name:	Alexander M. Seaver
	Title:	Managing Member

STADIUM CAPITAL PARTNERS, L.P.

By:	Stadium Capital Management GP, L.P. General Partner

By:	Stadium Capital Management, LLC General Partner

By:	/s/ Alexander M. Seaver
	Name:	Alexander M. Seaver
	Title:	Managing Member

STADIUM CAPITAL MANAGEMENT GP, L.P.

By:	Stadium Capital Management, LLC General Partner

By:	/s/ Alexander M. Seaver
	Name:	Alexander M. Seaver
	Title:	Managing Member

STADIUM CAPITAL MANAGEMENT, LLC

By:	/s/ Alexander M. Seaver
	Name:	Alexander M. Seaver
	Title:	Managing Member

/s/ Alexander M. Seaver
Alexander M. Seaver

/s/ Bradley R. Kent
Bradley R. Kent